Exhibit 99.1

2007 Annual Incentive Program Goals and Awards for the Named Executive Officers

Alexander Davern, Chief Financial Officer, Senior Vice President Manufacturing & IT Operations; Treasurer

1/1/07 Base Salary: Bonus % Potential: Bonus Dollars:	$290,000 30% $87,000
2007 Officer Bonus Goal	% Goal Weighting	Goal $ Value
1) Manufacturing to achieve delivery goal	20%	$17,400
2) Manufacturing to achieve quality goal	10%	$ 8,700
3) Achieve virtual system goal	10%	$ 8,700
4) Achieve gross margin goal	20%	$17,400
5) Ensure 2007 spending within budget	20%	$17,400
6) Achieve internal controls goals	20%	$17,400
Total	100%	$87,000

Timothy Dehne, Senior Vice President, Research & Development

1/1/07 Base Salary: Bonus % Potential: Bonus Dollars:	$273,000 30% $81,900
2007 Officer Bonus Goal	% Goal Weighting	Goal $ Value
1) Achieve scheduled product development release goals	30%	$24,570
2) Achieve quality goals	15%	$12,285
3) Achieve new product success goals	25%	$20,475
4) Achieve gross margin goal	20%	$16,380
5) Achieve engineering recruiting goals	5%	$ 4,095
6) Achieve subsidiary goals	5%	$ 4,095
Total	100%	$81,900

Peter Zogas, Senior Vice President Sales & Marketing

1/1/07 Base Salary: Bonus % Potential: Bonus Dollars:	$273,000 30% $81,900
2007 Officer Bonus Goal	% Goal Weighting	Goal $ Value
1) Achieve new product revenue goals	25%	$20,475
2) Achieve revenue goal for software	25%	$20,475
3) Achieve revenue goal for specified products	25%	$20,475
4) Ensure 2007 Sales and Marketing spending within budget	25%	$20,475
Total	100%	$81,900

John Graff, Vice President, Marketing, Customer Operations and Investor Relations

1/1/07 Base Salary: Bonus % Potential: Bonus Dollars:	$235,000 20% $47,000
2007 Officer Bonus Goal	% Goal Weighting	Goal $ Value
1) Achieve new product revenue goals	20%	$ 9,400
2) Achieve expense management goals	25%	$11,750
3) Achieve lead growth and revenue goals	25%	$11,750
4) Achieve business development goals	15%	$ 7,050
5) Achieve specified product revenue growth	15%	$ 7,050
Total	100%	$47,000